Exhibit 99.2

RAIT Financial Trust Closes its Seventh Non-Recourse, Floating-Rate CMBS Transaction Totaling $342.4 Million

PHILADELPHIA, PA — June 26, 2017 — RAIT Financial Trust (NYSE: RAS) ("RAIT") announced today the closing, on June 23, 2017, of its seventh non-recourse, floating-rate CMBS transaction the underlying assets of which consist of twenty-two floating-rate commercial real estate first lien mortgage loans, one fixed-rate loan and pari passu participation interests in mortgage loans, all of which were originated by subsidiaries of RAIT.  The transaction involved the sale by a RAIT subsidiary of non-recourse, investment grade notes totaling approximately $276.9 million with a weighted average cost of LIBOR plus 1.44%, which provides an advance rate to the RAIT subsidiary of approximately 80.9%.  RAIT affiliates retained all of the below investment grade and un-rated subordinated interests totaling approximately $65.5 million.  Citigroup Global Markets, Inc. acted as sole structuring agent. Citigroup Global Markets, Inc., UBS Securities LLC and Barclays Capital Inc. acted as co-lead and joint book-running managers.

Scott Davidson, RAIT’s Chief Executive Officer, said “The closing of our seventh RAIT sponsored stand-alone floating-rate CMBS transaction provides strong risk-adjusted returns on capital while also highlighting the strength and continuity of RAIT’s lending business.  Investors continue to respond positively to the credit quality of the loans originated through our platform helping us to maintain a leading market presence in the floating-rate securitization market.”

The bonds were offered inside the United States to (1) qualified institutional buyers within the meaning of Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") and (2) to other institutional investors that are accredited investors within the meaning of rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.  The bonds have not been registered under the Securities Act or applicable state or foreign securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy the bonds.

About RAIT Financial Trust

RAIT Financial Trust is an internally-managed real estate investment trust focused on providing debt financing options to owners of commercial real estate throughout the United States.  For more information, please visit www.rait.com or call Investor Relations at 215.207.2100.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “guidance,” “may,” “plan,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “opportunities” or other similar words or terms.  Such forward-looking statements include, but are not limited to, statements regarding the levels of returns on its capital RAIT will achieve, the strength and continuity of

Exhibit 99.2

RAIT’s lending business, the response of investors to the credit quality of the loans RAIT originates and RAIT’s maintenance of a leading market presence in the floating-rate securitization market. Such forward-looking statements are based upon RAIT’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. Such statements are subject to known and unknown risks, uncertainties and contingencies that may cause actual results to differ materially from the expectations, intentions, beliefs, plans, estimates or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, whether RAIT’s floating rate CMBS transactions will provide strong risk-adjusted returns on RAIT’s capital, whether RAIT will maintain the strength and continuity of RAIT’s lending business, whether investors will continue to respond positively to the credit quality of the loans RAIT originates and whether RAIT will maintain a leading market presence in the floating-rate securitization market and other factors described in RAIT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in other filings with the SEC.  RAIT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

RAIT Financial Trust Contact

Andres Viroslav

215-207-2100

aviroslav@rait.com